COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) made this 10th day of March, 2016, by and among, on the one hand, Michael Cothill (the “Buyer”) and, on the other hand, Luis Asdruval Gonzalez Rodriguez (“Mr. Rodriguez”) and Miguel Guillen Kunhardt (“Mr. Kunhardt”) (collectively, the “Sellers”), regarding the purchase of shares of common stock of Tanaris Power Holdings, Inc., a Nevada corporation (the “Company”) setting forth the terms and conditions upon which the Sellers will sell Forty Five Million (45,000,000) shares (the “Shares”) of common stock (the “Common Stock”) of the Company, individually owned by Sellers, to Buyer.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01

Sale. Subject to the terms and conditions of this Agreement, the Sellers agrees to sell the Shares of Common Stock for an aggregate purchase price of Twelve Thousand Five Hundred Dollars ($12,500.00) (the “Purchase Price”), Mr. Gonzalez beneficially owns 30,000,000 shares of Common Stock and Mr. Guillen beneficially owns 15,000,000 for an aggregate of 45,000,000 shares. This is a private transaction between the Sellers and Buyer.

1.02

Purchase Price. Buyer and/or his representatives shall have deposited the amount of $12,500.00 (the “Deposited Funds”), into the attorney-client trust account of Bauman & Associates Law Firm (“Bauman”), which is legal counsel for the Buyer, for payment of the Purchase Price. By executing this Agreement, Buyer and Sellers hereby authorize Bauman to release the Deposited Funds for any and all costs presently due and owing by the Company to third parties. Buyer and Sellers hereby release and discharge Bauman from any and all liability, duties, or further responsibilities with regard to these instructions, this Agreement, the Deposited Funds, and otherwise.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers hereby represents and warrant to the Buyer the following:

2.01

Title. The Sellers have good and marketable title to all of the Shares being sold by them to the Buyer pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Sellers is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Buyer (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.02

Transfer of Shares. The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Signature Guarantees acceptable to the Transfer Agent for delivery to the Buyer at Closing.

ARTICLE III

CLOSING

3.01

Closing for the Purchase of Common Stock. The Closing (the “Closing”) of this Transaction for the Shares being purchased will occur when all of the documents and consideration described in Paragraph 3.02 below have been delivered.

3.02

Documents and Payments to be Delivered at Closing. As part of the Closing the following documents, in form reasonably acceptable to counsel to the parties, and shall be delivered to Buyer:

(a)

By the Sellers:

(i)

stock certificate or certificates, along with stock powers with medallion signature guarantees acceptable to the transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Buyer or left blank;

(ii)

the resignation of all officers of the Company;

(iii)

the appointment of new directors of the Company as designated by the Buyer and the resignation of all its current directors; and Buyer will provide the Sellers the resolution of the new appointment before the Closing;

(iv)

true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, a shareholder list from the Company’s transfer agent dated as of the Closing, stock transfer records, agreements and contracts that exist and

(v)

such other documents of the Company as may be reasonably required by Buyer, if available.

3.03

Conditions Subsequent. After the Closing:

(a)

After the Purchase, the Buyer of the Shares shall file the appropriate filings, if so required, disclosing the acquisition of the Shares by the Buyer (“Disclosure Document”).

(b)

 Upon the purchase of the Shares by the Buyer, Buyer will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required. The Sellers will supply the Buyer with all information that is currently available for the Company. The Buyer understands that the Sellers will have no responsibility whatsoever for any filings made by the Company in the future, either with the SEC, FINRA or with the State of Nevada.

ARTICLE IV

INVESTMENT INTENT

4.01

Transfer Restrictions. Buyer (and/or assigns) agrees that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02

Investment Intent. The Buyer is acquiring the Shares for his own account for investment, and not with a view toward distribution thereof.

4.03

No Advertisement. The Buyer acknowledges that the Shares have been offered to him in direct communication between him and Sellers, and not through any advertisement of any kind.

4.04

Knowledge and Experience. The Buyer acknowledges that he has been encouraged to seek his own legal and financial counsel to assist him in evaluating this purchase. The Buyer acknowledges that Sellers has given him and his counsel access to all information relating to the Company’s business that he or any one of them has requested. The Buyer acknowledges that he has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company so that he can make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase.

4.05

Restrictions on Transferability. The Buyer is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Buyer understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE V

REMEDIES

5.01

Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02

Termination. The Buyer may terminate this Agreement, if at the Closing, the Sellers has failed to comply with all material terms of this Agreement and have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction. Sellers may terminate this Agreement, if at the Closing Buyer has failed to perform. Termination is the sole remedy.

5.03

Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04

Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01

Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02

No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03

Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05

Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06

Partial Invalidity. In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07

Significant Changes. The Sellers understands that significant changes may be made in the capitalization and/or stock ownership of the Company, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Company.

6.08

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.09

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the parties to this Agreement.

6.10

Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.11

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

“SELLERS”

Luis Asdruval Gonzalez Rodriguez

By: /s/ LuisAsdruval Gonzalez Rodriguez

Miguel Guillen Kunhardt

By: /s/ Miguel Guillen Kunhardt

“BUYER”

Michael Cothill

By: /s/ Michael Cothill

4